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                                                                    Exhibit 4.3



                             CERTIFICATE OF TRUST

                                      OF

                              AFC CAPITAL TRUST I

         This Certificate of Trust of AFC Capital Trust I (the "Trust"), dated January 24, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

               (a) Name. The name of the business trust being formed hereby is AFC Capital Trust I.

               (b) Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

               (c) Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                        CHASE MANHATTAN BANK DELAWARE,
                                        as Trustee


                                        By: /s/ John J. Cashin
                                           -------------------------
                                           Name:   John J. Cashin
                                           Title:  Senior Trust Officer

                                            /s/ John F. Kelly
                                           -------------------------
                                           John F. Kelly, as Trustee


                                            /s/ Edward J. Parry III
                                           -------------------------
                                           Edward J. Parry III, as Trustee